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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated November 16, 1999, except for the second paragraph of Note 17, for which the date is November 18, 1999, relating to the consolidated financial statements of TeleCorp PCS, Inc. and Subsidiaries and Predecessor Company. We also consent to the reference to our firm under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
McLean, Virginia
November 18, 1999